Exhibit 99.1

Reliance Global Group Reflects on a Transformative Year and Looks Ahead to 2025

OneFirm Approach Delivering Results - Drives Increased Revenue, Reduced Expenses, and Growing EBITDA

Spetner Acquisition Nears Final Stages, Strengthening Company’s Future Prospects

LAKEWOOD, N.J., December 23, 2024 — Reliance Global Group, Inc. (Nasdaq: RELI) (“Reliance”, “we” or the “Company”) today provided a year-end review of its operations, as well as a look to the future.

Ezra Beyman, Chairman and Chief Executive Officer of Reliance commented, “2024 has been a transformative year for Reliance. During this pivotal period, we initiated the Company’s transformation to the RELI Exchange OneFirm approach, establishing a unified platform that has greatly enhanced operational efficiency across all areas of our business. We are confident that this integrated strategy has positioned us for sustainable growth and long-term value creation. The impact is clear - the OneFirm approach has driven revenue growth, reduced expenses, and strengthened EBITDA, with our Q3 2024 performance showing significant improvements directly linked to this strategic initiative.”

“We are pleased to report that the planned Spetner acquisition is in its final stages and on track for completion in early 2025. Since announcing the transaction, Spetner’s BenManage voluntary benefit insurance segment has experienced remarkable growth, expanding coverage from 45,000 employees to over 85,000, reinforcing our confidence in the business’s long-term potential. Upon completion, the acquisition is expected to nearly double our annual revenue to approximately $28 million while significantly boosting our Adjusted EBITDA. Reaching this critical milestone reflects our unwavering commitment to executing strategic initiatives that fuel expansion, enhance profitability, and create long-term value for our shareholders. We look forward to integrating Spetner’s operations and leveraging its strengths to drive future growth and operational excellence.”

“Looking ahead, we anticipate sharing additional positive updates early in the new year as we continue making progress toward our corporate goals. With the OneFirm transformation well underway and the Spetner acquisition nearing completion, we believe we are well-positioned to realize our vision of building a multi-billion dollar, highly profitable enterprise through strategic expansion, innovation, and disciplined fiscal management. We remain confident that our focused approach will continue driving meaningful results, delivering long-term value for our shareholders and stakeholders alike.”

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Company having built a best-in-class InsurTech platform, making RELI Exchange an even more compelling value proposition and further accelerating growth of the platform, rolling out several other services in the near future to RELI Exchange agency partners, building RELI Exchange into the largest agency partner network in the U.S., the Company moving in the right direction and the Company’s highly scalable business model driving significant shareholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risks as and uncertainties related to: the Company’s ability to generate the revenue anticipated and the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as the same may be updated from time to time. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and other subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC
Tel: +1 (212) 671-1020
Email: RELI@crescendo-ir.com